Exhibit 99.1

Joint Filer Information

Name and Address of Reporting Person:	Phlcorp, Inc.

529 East South Temple

Salt Lake City, Utah 84102

Issuer Name and Ticker or Trading Symbol:	Avistar Communications Corporation

(AVSR)

Relationship of Joint Filer to Issuer:	10% Owner (1)
Date of Event Requiring Statement:	November 5, 2008
Designated Filer:	Leucadia National Corporation

Signature:

PHLCORP, INC.

By:	/s/ Barbara L. Lowenthal
	Name:	Barbara L. Lowenthal
	Title:	Vice President

Dated: December 5, 2008

(1) Directly owned by Baldwin Enterprises, Inc. ("Baldwin"). Indirectly owned by Phlcorp, Inc. ("Phlcorp") and Leucadia National Corporation ("Leucadia"). Baldwin is a wholly-owned subsidiary of Phlcorp, and Phlcorp is a wholly-owned subsidiary of Leucadia.

Joint Filer Information

Name and Address of Reporting Person:	Baldwin Enterprises, Inc.

529 East South Temple

Salt Lake City, Utah 84102

Issuer Name and Ticker or Trading Symbol:	Avistar Communications Corporation

(AVSR)

Relationship of Joint Filer to Issuer:	10% Owner (1)

Date of Event Requiring Statement:	November 5, 2008

Designated Filer:	Leucadia National Corporation

Signature:

BALDWIN ENTERPRISES, INC.

By:	/s/ Barbara L. Lowenthal
	Name:	Barbara L. Lowenthal
	Title:	Vice President

Dated: December 5, 2008

(1) Directly owned by Baldwin Enterprises, Inc. ("Baldwin"). Indirectly owned by Phlcorp, Inc. ("Phlcorp") and Leucadia National Corporation ("Leucadia"). Baldwin is a wholly-owned subsidiary of Phlcorp, and Phlcorp is a wholly-owned subsidiary of Leucadia.